                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                 DESIGNS,INC
                (Name of Registrant as Specified In Its Charter)

                                 DESIGNS, INC
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

[DESIGNS LETTERHEAD]





                                                              September 20, 1999

Dear Fellow Stockholder:


         WHAT CAN HOLTZMAN'S SLATE OF DIRECTORS POSSIBLY ADD TO YOUR COMPANY? WE THINK THE ANSWER IS CLEAR - ABSOLUTELY NOTHING. And worse, Holtzman offers the very substantial risk of THE LOSS OF THE LEVI STRAUSS RELATIONSHIP. Look at Holtzman's claims, and then look behind them.

HOLTZMAN CLAIMS his slate can work effectively with Levi Strauss.

BUT CONSIDER THIS

         Levi Strauss, which supplies more than 97% of the Company's products, has clearly stated:

- It has the right to terminate its Trademark License Agreement with Designs if Holtzman's slate takes control.

- It is "UNLIKELY THAT JEWELCOR WILL ESTABLISH A PRODUCTIVE RELATIONSHIP WITH LEVI STRAUSS."

HOLTZMAN CLAIMS that in the first half of 1999 he wanted to purchase the Company for $3.65 per share.

BUT CONSIDER THIS

- The Company gave Holtzman an enormous amount of information to help him in the process.

-        Holtzman walked away from his $3.65 per share bid.

- Holtzman has not indicated any interest in purchasing the Company if his slate of directors is elected.

- Was his real motive a fishing expedition to gain information for a proxy contest?

HOLTZMAN CLAIMS that he wants the Company to buy back one-third of its outstanding stock and remove its rights plan.

BUT CONSIDER THIS

- He would be using your Company's money to increase his percentage owner ship of the Company and would be in a position to acquire more Company stock on the cheap. Indeed, given Levi Strauss' position relating to Holtzman's attempted takeover, the price could end up being very cheap.

HOLTZMAN CLAIMS that he is confident that he can find financing for the Company's operating needs and for a large stock buy-back program.

BUT CONSIDER THIS

- WHO WILL LEND TO THE COMPANY IN THE FACE OF LEVI STRAUSS' POSITION RELATING TO HOLTZMAN'S ATTEMPTED TAKEOVER OF YOUR COMPANY?

- Holtzman's operation of Jewelcor Incorporated ended in a bankruptcy filing. What impact would this have on a lender's decision to lend money to a Holtzman-controlled Designs?

- BankBoston, the Company's principal lender, litigated with Jewelcor Inc. and lost millions in the Jewelcor Inc. bankruptcy. How long would BankBoston be the lender to a Holtzman-controlled Designs?

         What is most important to our stockholders is for the Company to effectively implement a strategy that will produce sustainable growth in profits. Holtzman offers no alternative whatsoever to our current operating strategy except to look for ways to reduce overhead.

         We have already reduced overhead by 27% since 1997, and management continues to examine ways to responsibly reduce overhead. Results through August of this year show that our strategy is working.

         ALL THAT HOLTZMAN OFFERS YOUR COMPANY IS THE LIKELIHOOD OF DESTROYING ITS CRITICAL RELATIONSHIP WITH LEVI STRAUSS. We urge you to preserve your Company by completing and returning the enclosed BLUE proxy card.




                                        Sincerely,



                                        James G. Groninger
                                        Chairman of the Special Committee





IF YOUR SHARES ARE HELD IN THE NAME OF A BANK OR BROKERAGE FIRM, ONLY THAT FIRM CAN EXECUTE A PROXY CARD ON YOUR BEHALF. PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND GIVE INSTRUCTIONS FOR COMPLETING A BLUE PROXY CARD.


                                        3